Exhibit 99.1

News Release

FREYR Battery Reports Third Quarter 2021 Results

New York, Oslo and Luxembourg, November 15, 2021, FREYR Battery (NYSE: FREY) (“FREYR”), a developer of clean, next-generation battery cell production capacity, today reported financial results for the third quarter of fiscal year 2021.

Highlights of the third quarter 2021 and subsequent events:

●	In advanced stages of negotiations with two leading global companies to sign conditional offtake agreements representing more than 50 GWh of estimated potential cumulative demand

●	In negotiations with seven additional companies for offtake agreements representing more than 100 GWh of estimated potential cumulative demand with several other leads in the FREYR commercial pipeline

●	Concept selection for Gigafactories 1 and 2 at Mo i Rana completed, resulting in an anticipated uplift in annual throughput capacity compared to the previous estimate of 13 GWh

●	On track for Customer Qualification Plant start-up in 2H 2022 with initial raw materials secured

●	Maintain ambition for start of production from Gigafactories 1 and 2 in 2H 2023, with Final Investment Decision (“FID”) targeted in 1H 2022

●	Signed supply contract with Glencore for the supply of up to 1,500 metric tons of high grade, sustainably sourced cobalt metal cut cathodes with cobalt produced at Glencore’s Nikkelverk facility in Norway

●	Announced the formation of 50/50 U.S. joint venture with Koch Strategic Platforms (“KSP”) to advance the potential development of an initial 50 GWh of clean, next-generation battery cells in the U.S.

●	In conjunction with the formation of the U.S. joint venture with KSP, announced $70 million combined investment in convertible promissory notes with 24M Technologies, Inc. (“24M”) and an expanded licensing agreement between U.S. joint venture partners and 24M Technologies

“Our team continued to advance several important strategic initiatives during the third quarter,” said Tom Jensen, the CEO of FREYR. “As we continue to build the foundations of our business, we will remain acutely focused on achieving commercial successes, funding our expansion efficiently, and establishing localized supply chains of clean, next-generation battery cell production in accordance with our core tenets of speed, scale and sustainability.”

Business Update

●	Negotiating terms and conditions of potential offtake agreements with prospective customers across the energy storage systems and commercial mobility sectors exceeding 150 GWh in estimated potential cumulative demand

●	Increasing and advancing technical discussions across all market segments with prioritized customer leads representing unmet estimated potential cumulative demand

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●	Collaborating with our partners at KSP and 24M to evaluate and advance development opportunities in the U.S.

●	Working with our partners at the City of Vaasa and Finish Minerals Group to evaluate and advance development opportunities in Finland

Results Overview, Financing and Liquidity

●	FREYR Battery reported a Net Loss for the third quarter of fiscal year 2021 of ($45.4) million or ($0.42) per share compared to a Net Loss of ($2.5) million or ($0.07) per share in the third quarter of fiscal year 2020

●	As of September 30, 2021, FREYR Battery had cash, cash equivalents and restricted cash of $623.5 million compared to a pro-forma cash, cash equivalents and restricted cash balance at the closing of the business combination between FREYR AS and Alussa Energy of $652.8 million

Business Outlook

FREYR is focused on advancing the following strategic mandates and milestones over the next 18 months:

●	Grow conditional offtake commitments and pipeline of commercial opportunities across all market segments to support further capacity expansion

●	Proceed to FID on combined Gigafactories 1 and 2 at Mo I Rana in 1H 2022 and commence operations at FREYR’s Customer Qualification Plant in 2H 2022

●	Accelerate additional Gigafactory developments in Norway, the U.S. and Finland to concept selection and eventual FIDs

●	Formalize further agreements with supply chain partners to advance operational and commercial progress and support decarbonisation of supply chain

●	Accelerate evaluation of debt capital solutions to fund FREYR’s strategic expansion of Gigafactories 1 and 2

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Presentation of Third Quarter 2021 Results

A presentation will be held today, November 15th, 2021, at 10:30 am (EST) to discuss financial results for the third quarter of fiscal year 2021. The results and presentation material will be available for download at https://ir.freyrbattery.com.

To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.

United Kingdom: +44 3333000804
United States: +1 6319131422
Switzerland: +41 225809034
Spain: +34 935472900
Norway: +47 23500243
Luxembourg: +352 27300160
Hong Kong: +852 30600225
Germany: +49 6913803430
France: +33 170750711
Denmark: +45 35445577
Canada: +1 4162164189

The participant passcode for the call is: 59378592#

A webcast of the conference call will be broadcast simultaneously at https://streams.eventcdn.net/freyer/2021q3 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/presentations/default.aspx

***

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About FREYR Battery

FREYR plans to develop up to 43 GWh of battery cell production capacity by 2025 with an ambition of up to 83 GWh in total capacity by 2028 to position the company as one of Europe’s largest battery cell suppliers. Five of the facilities are planned to be in the Mo i Rana industrial complex in Northern Norway, leveraging Norway’s highly skilled workforce and abundant, low-cost renewable energy sources from hydro and wind in a crisp, clear, and energized environment. FREYR aims to supply safe, high-energy density and cost competitive clean battery cells to the rapidly growing global markets for electric vehicles, energy storage, and marine applications. FREYR is committed to supporting cluster-based R&D initiatives and the development of an international ecosystem of scientific, commercial, and financial stakeholders to support the expansion of the battery value chain in our region. For more information, please visit www.freyrbattery.com

Investor contact:

Jeffrey Spittel

Vice President, Investor Relations

jeffrey.spittel@freyrbattery.com

Tel: (+1) 281-222-0161

Media contact:

Katrin Berntsen

Vice President, Communication and Public Affairs
katrin.berntsen@freyrbattery.com
Tel: (+47) 9920 54 570

Cautionary Statement Concerning Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the funding of FREYR’s planned future expansion; FREYR’s progress on decarbonizing its supply chain; the establishment of localized supply chains of FREYR’s clean, next-generation battery cell production; the development, timeline, capacity and other usefulness of FREYR’s CQP and planned Gigafactories; the Final Investment Decision regarding the Gigafactories; progress to complete CQP equipment tenders and progress of tendering for the subsequent Gigafactories; progress and development of customer offtake agreements and estimated potential cumulative demand from these agreements, supply chain partnerships and growing pipeline of commercial opportunities; the development and growth of FREYR’s target markets and prioritized customer leads; the scale and arrangements for any FREYR production facilities in North America; the progress and development of FREYR’s partnerships and plans in Finland; the development and commercialization of 24M’s technology; FREYR’s manufacturing capacity relative to other market participants; and the development of customer and supplier relationships are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in FREYR’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 9, 2021, as amended, and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

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FREYR BATTERY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	As of September 30, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$622,582	$14,749
Restricted cash	879	196
Prepaid assets	6,486	464
Other current assets	709	442
Total current assets	630,656	15,851
Property and equipment, net	5,606	80
Other long-term assets	11	-
Total assets	$636,273	$15,931
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$3,147	$888
Accrued liabilities	9,286	2,153
Accounts payable and accrued liabilities - related party	1,040	322
Redeemable preferred shares	-	7,574
Deferred income	1,387	-
Total current liabilities	14,860	10,937
Warrant liability	38,438	-
Other long-term liabilities	-	38
Total liabilities	53,298	10,975
Commitments and contingencies (Note 6)
Shareholders’ equity
Additional paid-in capital	658,868	15,183
Accumulated other comprehensive income	334	658
Accumulated deficit	(76,227)	(10,885)
Total shareholders’ equity	582,975	4,956
Total liabilities and shareholders’ equity	$636,273	$15,931

See accompanying notes to condensed consolidated financial statements

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FREYR BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and per Share Amounts)
(Unaudited)

	For the three months ended September 30,
	2021	2020
Operating expenses:
General and administrative	$30,027	$1,666
Research and development	5,257	283
Depreciation	30	4
Total operating expenses	35,314	1,953
Loss from operations	(35,314)	(1,953)
Other income (expense):
Redeemable preferred shares fair value adjustment	-	-
Interest income	51	-
Warrant liability fair value adjustment	(11,173)	(350)
Convertible notes fair value adjustment	-	(165)
Interest expense	(1)	(11)
Foreign currency transaction (loss) gain	1,015	4
Other income	3	6
Loss before income taxes	(45,419)	(2,469)
Income tax expense	-	-
Net loss	(45,419)	(2,469)
Other comprehensive income (loss):
Foreign currency translation adjustments	(558)	(23)
Total comprehensive loss	$(45,977)	$(2,492)
Basic and diluted weighted-average ordinary shares outstanding	108,713,120	32,975,533
Basic and diluted net loss attributable to ordinary shareholders (Note 14)	$(0.42)	$(0.07)

See accompanying notes to condensed consolidated financial statements

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FREYA BATTERY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(65,341)	$(4,384)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	14,367	447
Depreciation	54	10
Redeemable preferred shares fair value adjustment	(74)	-
Foreign currency transaction loss on redeemable preferred shares	28	-
Warrant liability fair value adjustment	11,173	575
Convertible notes fair value adjustment	-	199
Other	(83)	81
Changes in assets and liabilities:
Prepaid assets	(6,065)	(66)
Other current assets	(236)	129
Accounts payable and accrued liabilities	8.365	(385)
Accounts payable and accrued liabilities - related party	738	11
Deferred income	1,431	-
Other long-term liabilities	-	7
Net cash used in operating activities	(35,643)	(3,376)
Cash flows from investing activities
Purchases of property and equipment	(4,099)	(35)
Purchases of other long-term assets	(12)	-
Net cash used in investing activities	(4,111)	(35)
Cash flows from financing activities
Proceeds from Business Combination	70,836	-
Proceeds from PIPE Investment	600,000	-
Capital contributions - ordinary shares	-	12,349
Issuance cost	(26,334)	(799)
Proceeds from issuance of redeemable preferred shares	7,500	-
Payments for the Norway Demerger	(3,002)	-
Proceeds from issuance of convertible debt	-	1,104
Proceeds from issuance of convertible debt - related party	-	427
Payments related to convertible debt	-	(125)
Net cash provided by financing activities	649,000	12,956
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(730)	3
Net increase in cash, cash equivalents, and restricted cash	608,516	9,548
Cash, cash equivalents, and restricted cash at beginning of period	14,945	257
Cash, cash equivalents, and restricted cash at end of period	$623,461	$9,805
Reconciliation to consolidated balance sheets
Cash and cash equivalents	$622,582	$9,740
Restricted cash	879	65
Cash, cash equivalents, and restricted cash	$ 623,461	$9,805

See accompanying notes to condensed consolidated financial statements.

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